Exhibit 99.1

Solaris Oilfield Infrastructure Announces Third Quarter 2022 Results

Third Quarter 2022 Highlights

●	Net income of $11.5 million, or $0.22 per diluted Class A share, for the quarter ended September 30, 2022; Adjusted pro forma net income of $11.1 million, or $0.24 per fully diluted share for the quarter ended September 30, 2022

●	Adjusted EBITDA of $23.9 million for the quarter ended September 30, 2022

●	Paid a regular quarterly dividend of $0.105 per share on September 14, 2022, Solaris’ 16th consecutive quarterly dividend; $107 million cumulatively returned to shareholders through dividends and share buybacks since 2018

●	Increased deployments of Solaris’ new top fill technology across multiple basins

HOUSTON, October 31st, 2022 — (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the third quarter 2022.

Operational Update and Outlook

During the third quarter of 2022, an average of 94 mobile proppant management systems were fully utilized, which was up 12% from average second quarter 2022 levels.

“The Solaris team executed on another strong quarter of growth, while maintaining a healthy balance sheet and continuing to return cash to shareholders,” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “Throughout 2022, the success of our new top fill solutions has helped us grow with both new and existing customers. The new technology has also helped us expand in historically untapped markets for Solaris, including the Rockies. We are excited to partner with our customers as we help to provide solutions that can increase logistics and well site efficiency and ultimately lower well costs.”

Third Quarter 2022 Financial Review

Solaris reported net income of $11.5 million, or $0.22 per diluted Class A share, for third quarter 2022, compared to second quarter 2022 net income of $8.3 million, or $0.16 per diluted Class A share. Adjusted pro forma net income for third quarter 2022 was $11.1 million, or $0.24 per fully diluted share, compared to second quarter 2022 adjusted pro forma net income of $9.4 million, or $0.20 per fully diluted share. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable generally accepted accounting principles (“GAAP”) measure, and the computation of adjusted pro forma earnings per fully diluted share are provided below.

Revenues were $92.3 million for third quarter 2022, which were up 6% from second quarter 2022, driven by an increase in systems deployed and contribution from new technologies, partially offset by a reduction in last mile trucking logistics activity.

Adjusted EBITDA for third quarter 2022 was $23.9 million, which was up 14% from second quarter 2022. The increase in Adjusted EBITDA was driven by an increase in the number of fully utilized systems and contribution from new technologies, partially offset by lower last mile logistics activity and profitability mix, and start up costs associated with the ramp in new technologies and expansion into growth basins. A description of Adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Capital Expenditures, Free Cash Flow and Liquidity

Capital expenditures in the third quarter 2022 were $27.2 million. The Company expects total capital expenditures in the fourth quarter 2022 to be between $15 million and $20 million, including investments in new technology deployments. Based on the success of the Solaris top fill deployments and strong indicators for incremental demand, the Company is providing initial guidance for total 2023 capital expenditures to be approximately $75 million, inclusive of $10 million to $15 million for maintenance capital expenditures.

Free cash flow (defined as net cash provided by operating activities less investment in property, plant and equipment) during third quarter 2022 was $(5.7) million and reflects increased capital expenditures and working capital use of $(2.6) million to support growth. Distributable cash flow (defined as Adjusted EBITDA less maintenance capital expenditures) was approximately $22 million for the third quarter 2022 and covered quarterly dividend distributions of approximately $4.9 million.

As of September 30, 2022, the Company had approximately $10.4 million of cash on the balance sheet. The Company has $6.0 million in borrowings outstanding on the credit facility, and total liquidity, including availability under the credit facility, was $54.4 million as of the end of the third quarter 2022.

Shareholder Returns

On August 22, 2022, the Company’s Board of Directors declared a cash dividend of $0.105 per share of Class A common stock, which was paid on September 16, 2022 to holders of record as of September 6, 2022. A distribution of $0.105 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”). Since initiating the dividend in December 2018, the Company has paid 16 consecutive quarterly dividends. Cumulatively, the Company has returned approximately $107 million in cash to shareholders through dividends and share repurchases since December 2018.

Conference Call

The Company will host a conference call to discuss its third quarter 2022 results on Tuesday, November 1, 2022 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 2240232. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) provides mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented equipment and systems are deployed across oil and natural gas basins in the United States. Additional information is available on our website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the U.S. Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this press release or will be incorporated by reference into any report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, our business strategy, our industry, our future profitability, the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the volatility in global oil markets and the COVID-19 pandemic, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2022	2021	2022	2022	2021

Revenue	89,376	46,390	81,130	222,342	104,139
Revenue - related parties	2,949	2,987	5,581	13,609	9,101
Total revenue	92,325	49,377	86,711	235,951	113,240

Operating costs and expenses:
Cost of services (excluding depreciation and amortization)	64,171	38,460	61,237	163,079	82,816
Depreciation and amortization	7,716	6,842	7,132	21,777	20,288
Property tax contingency (1)	—	—	3,072	3,072	—
Selling, general and administrative	5,929	4,760	6,062	17,202	14,326
Other operating (income) expenses (2)	524	(2,690)	(1,114)	(899)	(2,074)
Total operating costs and expenses	78,340	47,372	76,389	204,231	115,356
Operating income (loss)	13,985	2,005	10,322	31,720	(2,116)
Interest expense, net	(141)	(66)	(88)	(308)	(170)
Total other expense	(141)	(66)	(88)	(308)	(170)
Income (loss) before income tax expense	13,844	1,939	10,234	31,412	(2,286)
Provision for income taxes	2,332	507	1,945	5,889	77
Net income (loss)	11,512	1,432	8,289	25,523	(2,363)
Less: net (income) loss related to non-controlling interests	(4,106)	(558)	(2,836)	(9,162)	857
Net income (loss) attributable to Solaris	$7,406	$874	$5,453	$16,361	$(1,506)

Earnings per share of Class A common stock - basic	$0.22	$0.03	$0.16	$0.49	$(0.06)
Earnings per share of Class A common stock - diluted	$0.22	$0.03	$0.16	$0.49	$(0.06)

Basic weighted average shares of Class A common stock outstanding	31,599	31,058	31,432	31,425	30,671
Diluted weighted average shares of Class A common stock outstanding	31,599	31,058	31,432	31,425	30,671

1)	Property tax contingency represents a reserve related to an unfavorable Texas District Court ruling related to prior period property taxes. The ruling is currently under appeal.
2)	Other (income) expense include the sale or disposal of assets, settlements of insurance claims, change in payable related to Tax Receivable Agreement, credit losses or recoveries, and transaction costs.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$10,433	$36,497
Accounts receivable, net of allowances for credit losses of $385 and $746, respectively	68,496	29,513
Accounts receivable - related party	2,596	3,607
Prepaid expenses and other current assets	8,548	9,797
Inventories	5,615	1,654
Total current assets	95,688	81,068
Property, plant and equipment, net	284,913	240,091
Non-current inventories	2,249	2,676
Operating lease right-of-use assets	4,213	4,182
Goodwill	13,004	13,004
Intangible assets, net	1,619	2,203
Deferred tax assets	58,148	62,942
Other assets	295	57
Total assets	$460,129	$406,223
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$26,079	$9,927
Accrued liabilities	30,147	16,918
Current portion of payables related to Tax Receivable Agreement	1,210	1,210
Current portion of operating lease liabilities	886	717
Current portion of finance lease liabilities	1,222	31
Other current liabilities	1,301	496
Total current liabilities	60,845	29,299
Operating lease liabilities, net of current	6,410	6,702
Credit agreement	6,000	—
Finance lease liabilities, net of current	2,331	70
Payables related to Tax Receivable Agreement	71,422	71,892
Other long-term liabilities	372	384
Total liabilities	147,380	108,347
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 31,638 shares issued and outstanding as of September 30, 2022 and 31,146 shares issued and outstanding as of December 31, 2021	316	312
Class B common stock, $0.00 par value, 180,000 shares authorized, 13,674 shares issued and outstanding as of September 30, 2022 and 13,770 issued and outstanding as of December 31, 2021	—	—
Additional paid-in capital	201,720	196,912
Retained earnings	11,509	5,925
Total stockholders' equity attributable to Solaris and members' equity	213,545	203,149
Non-controlling interest	99,204	94,727
Total stockholders' equity	312,749	297,876
Total liabilities and stockholders' equity	$460,129	$406,223

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2022	2021	2022
Cash flows from operating activities:
Net (loss) income	$25,523	$(2,363)	$11,512
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	21,777	20,288	7,716
Loss on disposal of asset	1,307	113	1,346
Stock-based compensation	4,665	3,907	1,553
Amortization of debt issuance costs	127	132	29
Allowance for credit losses	(420)	630	(32)
Change in payables related to Tax Receivable Agreement	(654)	—	—
Deferred income tax expense (benefit)	5,143	(273)	2,042
Other	(178)	(153)	—
Changes in assets and liabilities:
Accounts receivable	(38,563)	(17,995)	(5,555)
Accounts receivable - related party	1,011	(1,852)	1,349
Prepaid expenses and other assets	2,972	(3,266)	(2,126)
Inventories	(4,744)	(714)	(1,287)
Accounts payable	12,569	7,076	4,667
Accrued liabilities	10,305	6,167	304
Property tax contingency (1)	3,072	—	—
Net cash provided by operating activities	43,912	11,697	21,518
Cash flows from investing activities:
Investment in property, plant and equipment	(59,527)	(13,702)	(27,201)
Cash received from insurance proceeds	1,308	35	448
Proceeds from disposal of assets	422	42	365
Net cash used in investing activities	(57,797)	(13,625)	(26,388)
Cash flows from financing activities:
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(14,675)	(14,400)	(4,898)
Borrowings under the credit agreement	9,000	—	9,000
Repayment of the credit agreement	(3,000)	—	(3,000)
Payments under finance leases	(1,100)	(23)	(533)
Payments under insurance premium financing	(946)	(410)	(524)
Proceeds from stock option exercises	—	12	—
Payments related to debt issuance costs	(358)	—	—
Payments for shares withheld for taxes from RSU vesting and cancelled	(1,100)	(786)	(93)
Net cash used in financing activities	(12,179)	(15,607)	(48)
Net decrease in cash and cash equivalents	(26,064)	(17,535)	(4,918)
Cash and cash equivalents at beginning of period	36,497	60,366	15,351
Cash and cash equivalents at end of period	$10,433	$42,831	$10,433
Non-cash activities
Operating:
Employee retention credit	$—	$1,900	$—
Investing:
Capitalized depreciation in property, plant and equipment	424	2,260	135
Capitalized stock based compensation	296	228	89
Property and equipment additions incurred but not paid at period-end	3,436	323	3,436
Property, plant and equipment additions transferred from inventory	1,210	958	152
Additions to fixed assets through finance leases	4,554	—	2,287
Financing:
Insurance premium financing	806	410	806
Cash paid for:
Interest	102	99	65
Income taxes	370	325	—
1)	Property tax contingency represents a reserve related to an unfavorable Texas District Court ruling related to prior period property taxes. The ruling is currently under appeal.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION AND CALCULATION OF NON-GAAP FINANCIAL AND OPERATIONAL MEASURES

(In thousands)

(Unaudited)

EBITDA AND ADJUSTED EBITDA

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three Months Ended			Nine months ended
	September 30,		June 30	September 30,
	2022	2021	2022	2022	2021

Net income (loss)	$11,512	$1,432	$8,289	$25,523	$(2,363)
Depreciation and amortization	7,716	6,842	7,132	21,777	20,288
Interest expense, net	141	66	88	308	170
Income taxes (1)	2,332	507	1,945	5,889	77
EBITDA	$21,701	$8,847	$17,454	$53,497	$18,172
Property tax contingency (2)	—	—	3,072	3,072	—
Stock-based compensation expense (3)	1,553	1,355	1,519	4,665	3,907
Employee retention credit (4)	—	(2,992)	—	—	(2,992)
Change in payables related to Tax Receivable Agreement (5)	—	—	(654)	(654)	—
Credit losses and adjustments to credit losses	(32)	30	(361)	(420)	630
Other (6)	712	422	34	578	563
Adjusted EBITDA	$23,934	$7,662	$21,064	$60,738	$20,280

1)	Federal and state income taxes.
2)	Property tax contingency represents a reserve related to an unfavorable Texas District Court ruling related to prior period property taxes. The ruling is currently under appeal.
3)	Represents stock-based compensation expense related to restricted stock awards.
4)	Employee retention credit as part of Consolidated Appropriations Act of 2021, net of administrative fees.
5)	Reduction in liability due to state tax rate change.
6)	Other includes loss on disposal of assets, gain on insurance claims and other settlements, and costs related to the evaluation of potential acquisitions.

ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding units of Solaris LLC (“Solaris LLC Units”), after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three Months Ended			Nine months ended
	September 30,		June 30	September 30,
	2022	2021	2022	2022	2021
Numerator:
Net income (loss) attributable to Solaris	$7,406	$874	$5,453	$16,361	$(1,506)
Adjustments:
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests (1)	4,106	558	2,836	9,162	(857)
Employee retention credit (2)	—	(2,992)	—	—	(2,992)
Property tax contingency (3)	—	—	3,072	3,072	—
Change in payables related to Tax Receivable Agreement (4)	—	—	(654)	(654)	—
Credit losses and adjustments to credit losses	(32)	30	(361)	(420)	630
Other (5)	712	422	34	578	563
Incremental income tax benefit (expense)	(1,071)	515	(1,006)	(2,780)	573
Adjusted pro forma net income (loss)	$11,121	$(593)	$9,374	$25,319	$(3,589)
Denominator:
Weighted average shares of Class A common stock outstanding	31,599	31,058	31,432	31,425	30,671
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	15,021	14,686	15,132	14,983	14,957
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	46,620	45,744	46,564	46,408	45,628
Adjusted pro forma earnings per share - diluted	$0.24	$(0.01)	$0.20	$0.55	$(0.08)

(1)	Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.
(2)	Employee retention credit as part of Consolidated Appropriations Act of 2021, net of administrative fees.
(3)	Property tax contingency represents a reserve related to an unfavorable Texas District Court ruling related to prior period property taxes. The ruling is currently under appeal.
(4)	Reduction in liability due to state tax rate change.
(5)	Other includes loss on disposal of assets, gain on insurance claims and other settlements, and costs related to the evaluation of potential acquisitions.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com